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                                                                      EXHIBIT 21


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


                                                    State or Other         % Of
                                                     Jurisdiction         Securities
                                                     In Which             Owned by
Subsidiaries of Registrant (1)                      Incorporated          Registrant
------------------------------------------------------------------------------------
Allied Products Finance Corporation                  Delaware             100%       (2)

Aurora Corporation of Illinois . . . . . . . . .     Illinois             100%       (2)

(1) Unnamed subsidiaries considered in the aggregate do not constitute a significant subsidiary.

(2)  Subsidiary included in consolidated financial statements.


02/27/97